Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-229454, No. 333-222684, No. 333-215615, No. 333-209328, No. 333-202116 and No. 333-196017) and on Form S-3 (No. 333-215614) of TrueCar, Inc. of our report dated March 1, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California

March 1, 2019